EXHIBIT 99.1

Arbutus Provides Corporate Update and Announces Second Quarter 2016 Financial Results

ARB-1467 Clinical Data in HBV Patients on Track for 2H16
Cash Runway Extends into Late 2018

VANCOUVER, British Columbia and DOYLESTOWN, Pa., Aug. 04, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced its second quarter 2016 unaudited financial results and provided a corporate update.

"We are on track to deliver clinical data from our lead HBV program ARB-1467 in the second half of this year. We are driven by our belief in a combination strategy and a willingness to eliminate assets which are not promising. Our thorough preclinical research efforts have led us to discontinue the TLR9 program and to further explore the biology of our cccDNA program before advancing an agent into the clinic, triggering a non-cash in-process R&D impairment charge of $156 million in the second quarter,” said Dr. Mark J. Murray, Arbutus’ President and CEO.  “We believe that our expanding knowledge base on the biology of a variety of promising mechanisms of action to treat HBV enhances our leadership position in the HBV field and will inform the execution of our combination therapy strategy. In addition, we are the leaders in LNP delivery and continue to evaluate opportunities to monetize our platform technology and extend our cash runway.”

Recent Highlights and Developments

  Ongoing Phase II study of ARB-1467 evaluating two doses of ARB-1467 (0.2 mg/kg and 0.4 mg/kg) in HBV infected patients.

  Preclinical combination data presented at the 5th Antiviral Drugs Research and Development Conference showing additive anti-HBV activity when combining AB-423 (core protein/capsid assembly inhibitor) with entecavir or interferon.

  LNP-enabled messenger RNA (mRNA) delivery data presented at the 32nd Annual Meeting of the Japan Society of Drug Delivery System show potent delivery of mRNA with very high and persistent expression levels.

  Data presented on new Lipid Nanoparticle (LNP) compositions for messenger RNA (mRNA) delivery at the 2016 Controlled Release Society Annual Meeting and Exposition demonstrating the improved potency and tolerability associated with our new LNP formulations for delivery of mRNA payloads.

  Topline results reported from the completed Phase I/II TKM-PLK1 clinical study in patients with advanced hepatocellular carcinoma (HCC) including: 51% of subjects showed overall stable disease (SD) according to RECIST criteria, 22% of subjects showed an overall partial response (PR) according to Choi response criteria, and tumor density reduction of up to 59% was observed. Arbutus intends to explore partnership opportunities to enable further study of TKM-PLK1 in HCC.

  After extensive preclinical evaluation of TLR9 agonist ARB-1598, Arbutus has concluded that the data do not support further development of ARB-1598. As a result, Arbutus is discontinuing development of ARB-1598.

  As disclosed in a webcast investor conference presentation in June, Arbutus will not be filing an IND (or equivalent) in 2016 for a cccDNA formation inhibitor due to additional exploration of the biology of this program. Arbutus remains highly committed to developing new product candidates to impact cccDNA.

Upcoming Milestones

  2H16: Preclinical data release on multiple pipeline programs, including results from preclinical combination studies of proprietary pipeline candidates
  3Q16: Single dose HBsAg reduction data from the ARB-1467 (RNAi) Phase II trial in HBV-infected patients
  4Q16: HBsAg reduction data from the multiple dose portion of the Phase II trial testing ARB-1467 in HBV-infected patients
  2H16: File IND (or equivalent) for core protein/capsid assembly inhibitor
  2H16: File IND (or equivalent) for ARB-1740 (RNAi)
  2017: Initiate clinical combination studies with two or more proprietary product candidates

Financial Results

Cash, Cash Equivalents and Investments

As at June 30, 2016, Arbutus had cash, cash equivalents, and short-term investments of $165.3 million, as compared to cash, cash equivalents and short and long-term investments of $191.4 million at December 31, 2015.

Non-GAAP Net Loss

The non-GAAP net loss for the three months and six months ended June 30, 2016 was $18.6 million ($0.35 loss per common share) and $28.5 million ($0.55 loss per common share), respectively. The non-GAAP net loss has been adjusted to exclude:

  non-cash compensation expense of $20.0 million for the three month period and $26.0 million for the six month period included in research, development, collaborations and contracts expenses, and general and administrative expenses in connection to certain share repurchase provisions and arising from the merger with Arbutus Inc., described below; and
  in both the three and six month periods ended June 30, 2016, a non-cash impairment charge of $156.3 million on intangible assets related to the discontinuance of the ARB-1598 program in the Immune Modulator drug class after extensive research and analysis, as well as a delay, for additional exploration of the biology, of the cccDNA Sterilizer drug class.

Net loss

The net loss for Q2 2016 was $130.0 million ($2.47 per common share) as compared to a net loss of $14.9 million ($0.27 per common share) for Q2 2015. The net loss for the first half of 2016 was $145.9 million ($2.80 per common share) as compared to a net loss of $21.3 million ($0.64 per common share) for the first half of 2015.

Revenue

Revenue was $0.3 million for Q2 2016 as compared to $3.4 million for Q2 2015.

Q2 2015 revenue includes revenue from Monsanto and DoD contracts for which collaboration revenue ceased in Q4 2015.

In November 2014, Arbutus entered into a collaboration with Dicerna for the use of its technology to develop, manufacture, and commercialize products related to the treatment of PH1. Arbutus recorded an aggregate of $0.2 million in revenue from Dicerna in Q2 2016, relating to the earned portion of the upfront payment of $2.5 million for the use of its technology as well as research services provided to, Dicerna.

Research, Development, Collaborations and Contracts Expenses

Research, development, collaborations and contracts expenses were $15.2 million in Q2 2016 as compared to $9.7 million in Q2 2015.

R&D expenses increased during Q2 2016 as compared to Q2 2015 as Arbutus increased spending on ARB-1467 for which Phase II clinical trials are ongoing. Arbutus also continues to incur incremental costs related to an increase in activities for the research and preclinical HBV programs, focusing on advancing the development of candidates to support future clinical combination studies.

R&D compensation expense increased in Q2 2016 as compared to Q2 2015 due to an increase in the number of employees in support of the Company’s expanded portfolio of product candidates. In addition, in Q2 2016, Arbutus incurred a total of $20.0 million of non-cash compensation expense as compared to $4.1 million in Q2 2015, related to the expiry of repurchase rights on shares issued as part of the consideration paid for the merger with Arbutus Inc. $1.5 million has been included in research, development, collaborations and contracts expense, and $18.5 million included in general and administrative expense in Q2 2016.

General and Administrative

General and administrative expenses were $23.8 million in Q2 2016 as compared to $7.7 million in Q2 2015.

The increase in general and administrative expenses was largely due the inclusion of non-cash compensation expense of $18.5 million we incurred related to the expiry of repurchase rights on shares issued as part of the consideration paid for the merger with Arbutus Inc. (see above), of which $14.0 million is an incremental expense for Q2 2016 due to an accelerated expiration of repurchase rights triggered by the departure of two of the four former Arbutus Inc. shareholders.

Acquisition Costs

During the first half of 2015, Arbutus incurred $9.6 million in costs for professional fees related to completing the merger with Arbutus Inc., which occurred on March 4, 2015.

Impairment of Intangible Assets

In Q2 2016, Arbutus recorded an impairment charge of $156.3 million for the discontinuance of the ARB-1598 program in the Immune Modulator drug class after extensive research and analysis, as well as a delay for additional exploration of the biology of the cccDNA Sterilizer drug class.

Other Income (Losses)

On January 1, 2016, the Company’s functional currency changed from the Canadian dollar to the U.S. dollar based on an analysis of changes in the primary economic environment in which Arbutus operates. The Company expects to incur substantial expenses and hold cash and investment balances in Canadian dollars, and as such, will remain subject to risks associated with foreign currency fluctuations. During Q2 2016, Arbutus recorded a foreign exchange gain of $0.03 million which is primarily an unrealized gain related to an appreciation in the value of Canadian dollar funds from the previous period, when converted to the Company’s functional currency of U.S. dollars.

The aggregate decrease in fair value of the Company’s common share purchase warrants was $0.2 million in Q2 2016 as compared to a decrease in the fair value of common share purchase warrants outstanding of $2.0 million in Q2 2015. The decreases are a result of decreases in the Company’s share price from the previous reporting date, as well as expiration of warrants issued from our 2011 debt financing in June 2016.

The company recorded an income tax benefit in Q2 2016 of $64.9 million due to the decrease in deferred tax liability resulting from the impairment charge recorded in the quarter, as discussed above.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	June 30, 2016	December 31, 2015

Cash and cash equivalents	$43.0	$166.8
Short-term investments	122.3	14.5
Accounts receivable	0.5	1.0
Other current assets	2.3	1.6
Long-term investments	-	10.1
Property and equipment, net	4.0	3.2
Intangible assets	196.3	352.6
Goodwill	162.5	162.5
Total assets	$530.9	$712.3
Accounts payable and accrued liabilities	7.8	8.8
Total deferred revenue	0.7	1.1
Warrant liability	0.3	0.9
Liability-classified options	1.3	-
Contingent consideration	8.0	7.5
Deferred tax liability	81.5	146.3
Total stockholders’ equity	431.3	547.7
Total liabilities and stockholders’ equity	$530.9	$712.3

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in millions)

	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015

Total revenue	$0.3	$3.4	$0.9	$8.1
Operating expenses
Research, development, collaborations and contracts	15.2	9.7	28.4	20.2
General and administrative	23.8	7.7	31.0	10.4
Depreciation of property and equipment	0.3	0.1	0.5	0.3
Acquisition costs	-	0.3	-	9.6
Impairment of intangible assets	156.3	-	156.3	-
Loss from operations	(195.3)	(14.4)	(215.3)	(32.4)
Other income (losses)	0.4	(0.5)	4.5	5.5
Income tax benefit	64.9	-	64.9	-
Net loss	$(130.0)	$(14.9)	$(145.9)	$(26.9)
Cumulative translation adjustment	-	3.2	-	(5.9)
Comprehensive loss	$(130.0)	$(11.7)	$(145.9)	$(32.8)

UNAUDITED GAAP TO NON-GAAP RECONCILIATION: NET LOSS AND NET LOSS PER SHARE
(in millions, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
GAAP net loss	$(130.0)	$(14.9)	$(145.9)	$(26.9)
Adjustment:
Compensation expense of expiring repurchase provision rights	20.0	4.1	26.0	5.3
Impairment of intangible assets (net of tax benefit)	91.4	-	91.4	-
Non-GAAP net loss	$(18.6)	$(10.8)	$(28.5)	$(21.6)
GAAP net loss per common share	$(2.47)	$(0.27)	$(2.80)	$(0.64)
Non-GAAP net loss per common share	$(0.35)	$(0.20)	$(0.55)	$(0.51)

Use of Non-GAAP Financial Measures

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) on a basis consistent for all periods presented. In addition to the results reported in accordance with U.S. GAAP, the Company provides additional measures that are considered “non-GAAP” financial measures under applicable SEC rules. These non-GAAP financial measures should not be viewed in isolation or as a substitute for GAAP net loss and basic and diluted net loss per common share.

The company evaluates items on an individual basis, and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations, and (iii) whether or not the Company expects it to occur as part of its normal business on a regular basis. In the three and six months ended June 30, 2016, the Company’s non-GAAP net loss and non-GAAP net loss per common share excludes the compensation expense related to the expiration of repurchase provision rights connected with certain common shares issued as part of total consideration for the acquisition of Arbutus Inc., as well as impairment on certain IPR&D. The Company believes that the exclusion of these items provides management and investors with supplemental measures of performance that better reflect the underlying economics of the Company’s business. In addition, the Company believes the exclusion of these items is important in comparing current results with prior period results and understanding projected operating performance.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about delivering clinical data from our lead HBV program ARB-1467 in the second half of 2016; nomination of our lead core protein/capsid assembly inhibitor AB-423 for IND (or equivalent) filing in 2016; using our expanding knowledge base on the biology of a variety of promising mechanisms of action to treat HBV to enhance our leadership position in the HBV field; evaluating opportunities to monetize our LNP platform technology and extend our cash runway; exploring partnership opportunities to enable further study of TKM-PLK1 in HCC; discontinuing development of ARB-1598; not filing an IND (or equivalent) in 2016 for a cccDNA formation inhibitor; releasing preclinical data on multiple pipeline programs, including results from preclinical combination studies of proprietary pipeline candidates, in 2H16; releasing single dose HBsAg reduction data from the ARB-1467 (RNAi) Phase II trial in HBV-infected patients in 3Q16; releasing HBsAg reduction data from the multiple dose portion of the Phase II trial testing ARB-1467 in HBV-infected patients in 4Q16; filing an IND (or equivalent) for core protein/capsid assembly inhibitor in 2H16; filing an IND (or equivalent) for ARB-1740 (RNAi) in 2H16; and initiating clinical combination studies with two or more proprietary product candidates in 2017.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604-419-3200
Email: acutler@arbutusbio.com

Helia Baradarani
Senior Manager, Investor Relations
Phone: 604-419-3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com